                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



  We consent to the incorporation by reference in Registration Statement Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. each on Form S-8 regarding the Directors' Stock Option Plan and the 1998 Equity Incentive Plan, respectively, of our report dated February 12, 1999, appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended January 2, 1999.


DELOITTE & TOUCHE LLP

San Francisco, California
March 19, 1999